UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 3, 2019
Date of Report (Date of Earliest Event)

Sotheby's
(Exact name of registrant as specified in its charter)

Delaware		1-9750	38-2478409
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York,	New York		10021
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code: (212) 606-7000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	BID	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On October 3, 2019, Sotheby’s (the “Company”) completed the previously announced transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 16, 2019, by and among the Company, BidFair USA Inc. (formerly a limited liability company known as BidFair USA LLC), a Delaware corporation (“Parent”) and BidFair MergeRight Inc., a Delaware corporation and a wholly owned indirect subsidiary of Parent (“Merger Sub”). At the closing, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned indirect subsidiary of Parent (the “Merger”). The Merger became effective upon filing of the certificate of merger with the Secretary of State of the State of Delaware on the date hereof (the “Effective Time”). Parent and Merger Sub are entities that are indirectly wholly-owned by Patrick Drahi.

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the Merger, Merger Sub (i) issued $600 million principal amount of senior secured notes due 2027 (the “Notes”) in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended, and (ii) entered into a credit agreement dated as of October 2, 2019, between Merger Sub, inter alios, certain lenders party thereto and BNP Paribas, as administrative agent and Deutsche Bank Trust Company Americas as the collateral agent (the “Agent”), (the “New Credit Facilities Agreement”). The Notes were issued pursuant to an indenture dated as of October 2, 2019, between Merger Sub and Deutsche Bank Trust Company Americas, as trustee, paying agent, transfer agent and registrar (the “Indenture”).

As of the Effective Time, the Notes and the New Credit Facilities (as defined below) became obligations of the Company and the Company entered into a supplemental indenture to the Indenture (the “Target Supplemental Indenture”). Within two business days of the Effective Time, each existing material wholly-owned direct or indirect subsidiary of the Company that is organized in the U.S. (the “Initial U.S. Guarantors”) will become a guarantor under the Indenture and the New Credit Facilities Agreement and within 90 days of the Effective Time, each existing material wholly-owned direct or indirect subsidiary of the Company that is organized in England and Wales, Luxembourg or Hong Kong (the “Initial Non-U.S. Guarantors”) will become a guarantor under the Indenture and the New Credit Facilities Agreement.

Notes

The Notes bear interest at a rate of 7.375% per annum and mature on October 15, 2027. Interest on the Notes will be payable semi-annually in arrears on June 1 and December 1 of each year.

The Notes rank equally in right of payment with any existing or future indebtedness of the Company that is not subordinated in right of payment to the Notes, including the Company’s obligations under the New Credit Facilities (as defined below). The Notes rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes. The Notes are effectively subordinated to any of the Company’s existing and future indebtedness that is secured by property or assets that do not secure the Notes, to the extent of the value of such property and assets securing such indebtedness. In addition, the Notes are structurally subordinated to the existing and future liabilities of the Company’s subsidiaries that do not guarantee the Notes following the Effective Time. The Notes will be guaranteed on a senior secured basis (the “Guarantees”) jointly and severally by BidFair Holdings Inc., a Delaware corporation and wholly owned subsidiary of Parent (“BidFair”), and each of Company’s existing and future material wholly-owned restricted subsidiaries organized in the U.S., England and Wales, Luxembourg and Hong Kong that guarantee the New Credit Facilities or that guarantee certain of its other indebtedness or certain indebtedness of a guarantor (subject to certain exceptions) (collectively, the “Subsidiary Guarantors”, and together with BidFair, the “Guarantors”). The Guarantees will rank equally in right of payment to the existing and future senior indebtedness of the Guarantors, including the Existing Notes and the New Credit Facilities, and rank senior in right of payment to any existing and future subordinated obligations of the Guarantors. The Guarantees are required to be provided within two business days following the Effective Time (in the case of the Initial U.S. Guarantors) and within 90 days following the Effective Time (in the case of the Initial Non-U.S. Guarantors).

The Company may redeem some or all of the Notes at any time on or after October 15, 2022, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. The Company may also redeem up to 40% of each series of the Notes using the proceeds of certain equity offerings before October 15, 2022, at a redemption price equal to 107.375% for the Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, at any time prior to October 15, 2022, the Company may redeem some or all of the Notes, at a price equal to 100% of the principal amount thereof, plus a “make whole” premium specified in the Indenture plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

The Indenture contains certain covenants and agreements, including limitations on the ability of the Company and its restricted subsidiaries to (i) incur or guarantee additional indebtedness, (ii) make investments or other restricted payments, (iii) create liens, (iv) sell assets and subsidiary stock, (v) pay dividends or make other distributions or repurchase or redeem its capital stock or subordinated debt, (vi) engage in certain transactions with affiliates, (vii) enter into agreements that restrict the payment of dividends by subsidiaries or the repayment of intercompany loans and advances, and (viii) engage in mergers or consolidations, in each case subject to certain exceptions. The Indenture also contains certain customary events of default. If an event of default occurs, the obligations under the Notes and the Indenture may be accelerated.

New Credit Facilities

The New Credit Facility Agreement provides (i) U.S. dollar-denominated term loans in an aggregate principal amount of $500 million which will be available in up to two drawings (the “New Term Loan Facility”); and (ii) U.S. dollar-denominated revolving loan commitments in an aggregate principal amount of $400 million (the “New Revolving Credit Facility”, and together with the New Term Loan Facility, the “New Credit Facilities”). The New Term Loan Facility will mature in January 2027 and the New Revolving Credit Facility will mature in October 2024. Capitalized terms used under this heading “New Credit Facilities” and not otherwise defined herein shall have the meanings given to them in the New Credit Facilities Agreement.

The New Credit Facility Agreement also permits the Company to request revolving loans, swing line loans or letters of credit from the revolving lenders thereunder, from time to time from and after the initial funding date under the New Credit Facilities (the “New Term Loan Facility Funding Date”) and prior to the date that is five years from the Effective Time. Availability of the New Revolving Credit Facility on any such date is subject to specified conditions precedent and usage of the New Revolving Credit Facility on or prior to the Effective Time Date cannot exceed $160 million.

Interest Rates

Loans comprising each Eurodollar Borrowing or ABR Borrowing, as applicable, shall bear interest at a rate per annum equal to the Adjusted LIBO Rate or the Alternate Base Rate, as applicable, plus the Applicable Margin, where the Applicable Margin means:

·	in respect of Initial Term Loans (i) with respect to any ABR Loan, 4.50% per annum and (ii) with respect to any Eurodollar Loan, 5.50% per annum, and

·	in respect of Initial Revolving Credit Loans (i) with respect to any ABR Loan, 2.75% per annum and (ii) with respect to any Eurodollar Loan, 3.75% per annum.

Mandatory Prepayments

The New Credit Facility Agreement requires the Company to prepay outstanding term loans under the New Term Loan Facility, subject to certain exceptions and deductions, with (i) 100% of the net cash proceeds of certain asset sales, subject to reinvestment rights and certain other exceptions; and (ii) commencing with the fiscal year ending 2020, a pari ratable share (based on the outstanding principal amount of the term loans under the New Credit Facilities divided by the outstanding principal amount of all pari passu indebtedness (including the term loans under the New Credit Facilities)) of 50% of the Company’s annual excess cash flow, which will be reduced to (x) 25% if the Consolidated Net Leverage Ratio is less than or equal to 4.50: 1.00 and greater than 3.75 to 1.00, and (y) 0% if the Consolidated Net Leverage Ratio is less than or equal to 3.75: 1.00 and subject to other customary deductions.

Voluntary Prepayments

Prepayments of the loans under the New Term Loan Facility, on or prior to the 12-month anniversary of the New Term Loan Facility Funding Date which are either (x) in connection with a Repricing Transaction or (y) effect any amendment of the New Credit Facility resulting in a Repricing Transaction, are subject to a call premium payable to the administrative agent on behalf of the lenders of, in the case of (x) 1.00% of the principal amount of the New Term Loan Facility so repaid and in the case of (y) a payment equal to 1.00% of the aggregate amount of the New Term Loan Facility subject to such Repricing Transaction.

Amortization and Final Maturity

Beginning on the last day of the first full fiscal quarter ended after the date that is the later of the (x) Effective Time and (y) the date of settlement of the Change of Control Tender, the Company will be required to make scheduled quarterly payments each equal to 0.25% of the original principal amount of the term loans borrowed under the New Term Loan Facility, with the balance expected to be due on the final maturity date. The maturity date of the (i) New Term Loan Facility is expected to be in January 2027 and (ii) New Revolving Credit Facility is expected to be in October 2024.

Guarantees; Security

The obligations of the Company under the New Credit Facilities will be guaranteed, on a senior basis, (i) within 2 business days following the Effective Time, by the Initial U.S. Guarantors; and (ii) within 90 business days following the Effective Time, by the Initial Non-U.S. Guarantors (or, in each case, such later date as may be reasonably agreed by the Company and the Agent and pursuant to arrangements to be mutually agreed by the Company and the Agent). In addition, the New Credit Facilities will be guaranteed by each future material wholly-owned restricted subsidiary of the Company that is organized in the U.S., England and Wales, Luxembourg and Hong Kong, subject to certain limitations set forth in the New Credit Facilities documentation.

The obligations of the Company under the New Credit Facilities will be secured by (a) first-priority security interests in substantially all of the collateral of the Subsidiary Guarantors (other than any Subsidiary Guarantor incorporated in Luxembourg (“Luxembourg Guarantor”)) and the Issuer (other than any real estate, and subject to certain others exceptions) which currently secures the Issuer obligations under the Existing Credit Facility Agreement (as defined below), (b) without limiting clause (a) above, all of the equity interests (i) of the Company held by BidFair and (ii) of any Subsidiary Guarantor incorporated in the U.S., England and Wales, Luxembourg and Hong Kong held by any Luxembourg Guarantor and (c) without limiting clause (a) above, any intercompany loans (i) from BidFair to the Company and (ii) from any Luxembourg Guarantor to any other Restricted Subsidiary (together, the “Senior Credit Facilities Collateral”), provided that such Senior Credit Facilities Collateral shall be required to be delivered or provided (x) in the case of the Company or of any other Initial U.S. Guarantor (with respect to assets located in the U.S.), within 2 business days after the Effective Time and (y) in the case of any Initial Non-U.S. Guarantor or in the case of any Initial U.S. Guarantor with respect to assets located outside the U.S. (if any) that are required to be pledged by such Initial U.S. Guarantor, subject to certain agreed security principles, within 90 days after the Effective Time (or, in each case, such later date as may be reasonably agreed by the Company and the Agent and pursuant to arrangements to be mutually agreed by the Company and the Agent).

 Certain Covenants and Events of Default

The New Credit Facilities Agreement includes negative covenants that substantially reflect the covenants contained in the Indenture governing the Notes and, subject to certain significant exceptions and qualifications, will limit the Company’s ability and the ability of its restricted subsidiaries to: (i) incur or guarantee additional Indebtedness, subject to an incurrence based consolidated net leverage ratio or a consolidated net senior secured leverage test, (ii) make investments or other restricted payments, (iii) create liens, (iv) sell assets and subsidiary stock, (v) pay dividends or make other distributions or repurchase or redeem the Company’s capital stock or subordinated debt, (vi) engage in certain transactions with affiliates, (vii) enter into agreements that restrict the payment of dividends by subsidiaries or the repayment of intercompany loans and advances; and (viii) engage in mergers or consolidations. The New Revolving Credit Facility will include a financial maintenance covenant solely for the benefit of the lenders under the New Revolving Credit Facility consisting of a maximum consolidated net senior secured leverage ratio of the Company and its restricted subsidiaries of 6.50: 1.0. The financial covenant will be tested on the last day of any fiscal quarter (commencing with the last day of the first full fiscal quarter ended after the Effective Time) but solely for the purpose of the New Revolving Credit Facility only if on such day the outstanding borrowings under the New Revolving Credit Facility (other than cash collateralized or undrawn letters of credit) exceed 40% of the total commitments under the New Revolving Credit Facility.

The New Credit Facilities Agreement also contains certain customary representations and warranties, affirmative covenants and events of default (including, among others, an event of default upon a change of control). If an event of default occurs, the lenders under the New Credit Facilities will be entitled to take various actions, including the acceleration of amounts due under the New Credit Facilities and all actions permitted to be taken by a secured creditor, subject to the Intercreditor Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

On October 3, 2019, the Company repaid all of its outstanding indebtedness under the credit agreement dated as of June 26, 2018, as amended or supplemented, among, inter alios, the Company, certain lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent.
On October 3, 2019, 1334 York LLC repaid all of its outstanding indebtedness under the loan agreement dated as of July 1, 2015, as amended or supplemented, among, inter alios, 1334 York LLC, certain lenders party thereto and HSBC Bank USA, National Association, as agent.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and under Items 3.03, 5.01, 5.02, 5.03 and 8.01 is incorporated herein by reference into this Item 2.01.

At the Effective Time, each share of common stock, $0.01 par value, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock owned by the Company, Parent, Merger Sub, or any of their respective direct or indirect wholly-owned subsidiaries or any other affiliate of Parent, and shares of Company Common Stock owned by stockholders of the Company who have properly demanded and not withdrawn a demand for appraisal rights under Delaware law) was converted into the right to receive $57.00 in cash, without interest (the “Merger Consideration”).

At the Effective Time, each outstanding deferred stock unit of the Company (a “Company DSU”) under the Company’s Stock Compensation Plan for Non-Employee Directors was canceled and converted into the right to receive (without interest and subject to any applicable withholding tax), an amount in cash equal to the number of shares of Company Common Stock underlying such Company DSU multiplied by the Merger Consideration, which shall be payable to each holder of a Company DSU within ten (10) business days following the Effective Time.

At the Effective Time, each outstanding performance share unit (a “Company PSU”) that is subject to performance conditions based on the price of a share of Company Common Stock (a “Company Share Price PSU”) under the Company’s incentive plans was canceled and converted into the right to receive an amount in cash (without interest and subject to any applicable withholding tax) equal to the number of shares of Company Common Stock earned in accordance with the terms and conditions set forth in the award agreement as reasonably determined by the Compensation Committee multiplied by the Merger Consideration, which shall be payable to the holder of the Company Share Price PSUs within ten (10) business days following the Effective Time.

At the Effective Time, each outstanding performance cash unit (a “Company PCU”) under the Company’s incentive plans was canceled, extinguished and converted into an award (each, a “Converted PCU”) representing the right to receive an amount in cash (without interest and subject to any applicable withholding tax) equal in value to the number of shares of Company Common Stock represented by Company PCUs deemed earned as of immediately prior to the Effective Time (125% of target for Company PCUs with a performance period ending on December 31, 2019, 100% of target for Company PCUs with a performance period ending on December 31, 2020 and 100% of target for Company PCUs with a performance period ending on December 31, 2021) multiplied by the Merger Consideration.

At the Effective Time, each outstanding Company PSU (other than a Company Share Price PSU) under the Company’s incentive plans was canceled, extinguished and converted into an award (each, a “Converted PSU”) representing the right to receive an amount in cash (without interest and subject to any applicable withholding tax) equal in value to the number of Company PSUs deemed earned as of immediately prior to the Effective Time (125% of target for Company PSUs with a performance period ending on December 31, 2019, 100% of target for Company PSUs with a performance period ending on December 31, 2020 and 100% of target for Company PSUs with a performance period ending on December 31, 2021) multiplied by the Merger Consideration.

At the Effective Time, each outstanding restricted cash unit subject only to service-based vesting conditions (a “Company RCU”) under the Company’s incentive plans was canceled, extinguished and converted into an award (each, a “Converted RCU”) representing the right to receive an amount in cash (without interest and subject to any applicable withholding tax) equal to the number of shares of Company Common Stock represented by such Company RCU as of immediately prior to the Effective Time multiplied by the Merger Consideration.

At the Effective Time, each outstanding restricted stock unit subject only to service-based vesting conditions (a “Company RSU”) under the Company’s incentive plans was canceled, extinguished and converted into an award (each, a “Converted RSU”) representing the right to receive an amount in cash (without interest and subject to any applicable withholding tax) equal to the number of shares of Company Common Stock underlying such Company RSU as of immediately prior to the Effective Time multiplied by the Merger Consideration.

Each Converted PCU, Converted PSU (other than each Company Share PSU), Converted RCU and Converted RSU will (A) vest and settle on terms (including acceleration events but excluding any performance-based vesting conditions, if applicable) as were applicable to the corresponding Company equity award immediately prior to the Effective Time and (B) vest in full to the extent the holder of a converted award is subject to a qualifying termination of employment during the twenty-four (24) month period following the closing, with such converted award settled in cash as soon as practicable, but in no event later than ten (10) business days, following such qualifying termination, or such later time as required to comply with Section 409A of the Internal Revenue Code of 1986. The Company Share PSUs have already vested and will be paid out as set forth above.

The foregoing description of the Merger Agreement and the Merger is not complete and is subject to and entirely qualified by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 17, 2019.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Introductory Note and under Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 10, 2019, Merger Sub made an offer to purchase (the “Change of Control Tender Offer”) any and all of the Company’s outstanding $400,000,000 4.875% Senior Notes due 2025 (the “Target Notes”) upon the terms and subject to the conditions set forth in an Offer to Purchase dated September 10, 2019. Among other conditions, the Change of Control Tender Offer is conditioned on the consummation of the Merger.

The Change of Control Tender Offer was made because a Change of Control (as defined under the indenture dated as of December 12, 2017 (as amended from time to time, the “Indenture”), among, inter alios, the Company, the Subsidiary Guarantors named in the Indenture, and U.S. Bank National Association, as trustee,), was expected to occur in connection with the Merger. Pursuant to Section 4.05 of the Indenture, an offer to purchase made by a third party, in compliance with the Indenture will discharge the Company of its obligation under the Indenture to make an offer to purchase with respect to the Target Notes due to the Merger.

The Change of Control Tender Offer will expire on October 10, 2019 (the “Expiration Date”). The consideration with respect to the Target Notes purchased in the Change of Control Tender Offer is equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including the payment date, which will be October 15, 2019.

The Change of Control Tender Offer will be financed with a portion of the proceeds of our New Term Loan Facility.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 23, 2019, in connection with the consummation of the Merger, the Company (i) notified the New York Stock Exchange (the “NYSE”) of the closing date of the Merger, (ii) requested that the NYSE suspend trading of Company Common Stock as soon as practicable after the Effective Time and (iii) requested that the NYSE remove Company Common Stock from listing and file a Form 25 with the SEC to report the delisting of Company Common Stock from the NYSE. The Company expects that, in accordance with the Company’s request, the NYSE will file a Form 25 on October 3, 2019 to provide notification of such delisting and to effect the deregistration of Company Common Stock under Section 12(b) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a Form 15 with the SEC to terminate the registration of Company Common Stock under the Exchange Act and to suspend the Company’s reporting obligations under the Exchange Act with respect to Company Common Stock. The information set forth in the Introductory Note and under Item 2.01 is incorporated herein by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 5.01 and 5.03 is incorporated herein by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of the registrant occurred, and the Company became an indirect wholly-owned subsidiary of Parent. The aggregate cash consideration paid by Parent to Company stockholders in the Merger was approximately $2.58 billion. Parent funded the Merger Consideration with a combination of equity investments from BidFair Limited, debt financing issued by Merger Sub and proceeds from securitization of certain receivables of the Company. The information set forth in the Introductory Note and under Items 1.01, 2.01, 2.03, 3.03, 5.02 and 5.03 is incorporated herein by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, all of the members of the Board of Directors of the Company immediately prior to the Effective Time ceased to be directors of the Company at the Effective Time and Jean-Luc Berrebi became a director of the Company. In addition, as of the Effective Time and in connection with the Merger, Michael Goss left his position as Chief Financial Officer of the Company and Jean-Luc Berrebi was appointed as Chief Financial Officer of the Company as of the Effective Date. The information set forth in the Introductory Note and under Item 2.01 is incorporated herein by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of the Effective Time, the Amended and Restated Certificate of Incorporation of the Company that was in effect immediately before the Effective Time was amended and restated to be in the form attached hereto as Exhibit 3.1. In addition, at the Effective Time, the Company’s bylaws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety to be in the form of the bylaws of Merger Sub in effect immediately prior to the Effective Time. The bylaws are attached hereto as Exhibit 3.2. The information set forth in the Introductory Note and under Item 2.01 is incorporated herein by reference into this Item 5.03.

Item 8.01	Other Events.

On October 3, 2019, the Company issued a press release announcing the closing of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
2.1
Agreement and Plan of Merger, dated as of June 16, 2019, by and among the Sotheby’s, BidFair USA Inc. (formerly a limited liability company known as BidFair USA LLC), and BidFair MergeRight Inc. (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K of Sotheby’s filed on June 17, 2019)

3.1	Amended and Restated Certificate of Incorporation of Sotheby’s.
3.2	Amended and Restated Bylaws of Sotheby’s.
99.1	Press Release regarding closing of the Merger, dated as of October 3, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S

By:	/s/ David G. Schwartz

David G. Schwartz
Senior Vice President,
Chief Securities Counsel and
Corporate Secretary

Date:	October 3, 2019

Exhibit Index

Exhibit No.    Description

3.1	Certificate of Incorporation of Sotheby's

3.2	By-laws of Sotheby's

99.1	Press Release of Sotheby's dated October 3, 2019.

101	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.